Exhibit 99.2

Q3 2011 Earnings Presentation Peter McDonald, CEO Dee Jones, CFO November 2, 2011 1

Safe Harbor Statement This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current views of our senior management with respect to our financial performance and future events with respect to our business and industry in general. Statements that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “preliminary,” “intend,” “plan,” “project,” “outlook” and similar statements of a future or forward-looking nature identify forward-looking statements. Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these financial statements. We believe that these factors include, but are not limited to, the following: our inability to provide assurance for the long-term continued viability of our business; reduced advertising spending and contract cancellations by our clients, which causes reduced revenue; declining use of print yellow pages directories by consumers; competition from other yellow pages directory publishers and other traditional and new media; our ability to anticipate or respond to changes in technology and user preferences; changes in our operating performance; our post-restructuring financial condition, financing requirements and cash flow; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit agreement; failure to comply with the financial covenants and other restrictive covenants in our credit agreement; limited access to capital markets and increased borrowing costs resulting from our leveraged capital structure and debt ratings; our ability to resolve any remaining bankruptcy claims; changes in the availability and cost of paper and other raw materials used to print our directories; our reliance on third-party providers for printing, publishing and distribution services; credit risk associated with our reliance on small- and medium-sized businesses as clients; our ability to attract and retain qualified key personnel; our ability to maintain good relations with our unionized employees; changes in labor, business, political and economic conditions; changes in governmental regulations and policies and actions of federal, state and local municipalities; and the outcome of pending or future litigation and other claims. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this and other reports we file with the Securities and Exchange Commission (“SEC”), including the information in “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the year ended December 31, 2010 and in all subsequent filings with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. All forward-looking statements included in this report are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. 2

Peter McDonald, CEO 3

36.8% Q3 EBITDA Margin 39.3% vs. 35.2% last year Financial Overview – Q3 and YTD 2011 Adjusted EBITDA Trend¹ ¹ Reconciliation of GAAP to non-GAAP is included in the appendix. Increased EBITDA margin driven by cost reductions and continuous process improvements 32.6% 36.1% 32.2% 30.6% 35.2% 39.3% ² Q3 2010 and YTD 2010 included a $24 million and $40 million, respectively, favorable non-recurring, non-cash resolution of state operating tax claims. 2 4

Local Media Overload 5

Peter McDonald, CEO 6

Q3 Takeaways Expense control Impact top line New approach 7

Financials – Dee Jones, EVP and CFO 8

Q3 2011 – Revenue and EBITDA¹ Results Q3 ‘11 Q3 ‘10 Q3 ‘11 Q3 ‘10² ¹ Q3 2011 is on an adjusted basis, Q3 2010 is on an adjusted pro forma basis. Reconciliation of GAAP to non-GAAP is included in the appendix. ² Q3 2010 included a $24 million favorable non-recurring, non-cash impact related to the resolution of state operating tax claims . Q3 2011 revenues declined while EBITDA margin has improved by 410 bps 9 Revenue EBITDA - adjusted non-GAAP $399 $489 $157 $172 39.3% 35.2%

YTD 2011 – Revenue and EBITDA¹ Results YTD 2011 YTD 2010 ¹ 2011 YTD is on an adjusted basis, 2010 YTD is on an adjusted pro forma basis. Reconciliation of GAAP to non-GAAP is included in the appendix. ² 2010 YTD included a $40 million favorable non-recurring, non-cash impact related to the resolution of state operating tax claims . YTD 2011 YTD 2010² YTD revenues declined 18.0% over last year while YTD EBITDA margin improved by 420 bps 36.8% 32.6% 10 Revenue EBITDA - adjusted non-GAAP $1,258 $1,534 $463 $500

Net ad sales inclusive of negative CMR impact² Financial Overview – 2011 Net Advertising Sales¹ -16.7% -18.3% -15.4% -15.4% -15.9% 11 (2) 2Q ’11 advertising sales include negative adjustments of $2 million or 0.4 percent and 1Q ‘11 advertising sales include negative adjustments of $9 million or 1.9 percent related to the financial distress and operational wind down of a single certified marketing representative in our third-party national sales channel. (1) Net advertising sales is an operating measure used by the Company to compare advertising sales for current advertising periods to corresponding sales for previous periods. It is important to distinguish net advertising sales from operating revenue, which on our financial statements is recognized under the deferral and amortization method. 3Q ’11 2Q ’11 1Q ’11 4Q ’10 3Q ’10 -15.9% -16.3% -16.4% 15.4% -15.4% -0.4% -1.9%

36.8% Q3 EBITDA Margin 39.3% vs. 35.2% last year Financial Overview – Q3 and YTD 2011 Adjusted EBITDA Trend¹ Reconciliation of GAAP to non-GAAP is included in the appendix. Increased EBITDA margin driven by cost reductions and continuous process improvements 32.6% 36.1% 32.2% 30.6% 35.2% 39.3% ² Q3 2010 and YTD 2010 included a $24 million and $40 million, respectively, favorable non-recurring, non-cash resolution of state operating tax claims. 2 12

-24.4% -22.0% Financial Overview – YTD 2011 Operating expense adjusted Non GAAP¹ ¹ Reconciliation of GAAP to non-GAAP is included in the appendix. ² 2010 G&A results include a $40 million expense reduction related to a favorable non-recurring, non-cash resolution of state operating tax claims. Selling – continued improvement in sales force efficiencies and related costs, including advertising Cost of Sales – primarily lower print volumes and distribution costs; efficiencies across all functions G&A – lower bad debt expense; efficiencies across various functions Total YTD Operating Expense (excl. D&A) declined 23.1% vs. last year -22.4.%² -23.1% 13 Selling Cost of sales General and administrative Total Operating Expenses

Questions and Answers 14

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Appendix 16

SuperMedia Inc.
Consolidated Statements of Operations

Reconciliation from Reported (GAAP) to Adjusted (Non-GAAP)
Three Months Ended September 30, 2011

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 9/30/11 Reported (GAAP)	Adjustments: Severance Costs & Other Items[3]	Adjustments: Impairment Charge[4]	3 Mos. Ended 9/30/11 Adjusted (Non-GAAP)
Operating Revenue	$ 399	$ -	$ -	$ 399
Operating Expense				
Selling	106	-	-	106
Cost of sales (exclusive of depreciation and amortization)	96	-	-	96
General and administrative	48	(8)	-	40
Depreciation and amortization	43	-	-	43
Impairment charge	1,003	-	(1,003)	-
Total Operating Expense	1,296	(8)	(1,003)	285
Operating Income (Loss)	(897)	8	1,003	114
Interest expense, net	58	-	-	58
Income (Loss) Before Reorganization Items and Provision for Income Taxes	(955)	8	1,003	56
Reorganization items	-	-	-	-
Income (Loss) Before Provision for Income Taxes	(955)	8	1,003	56
Provision for income taxes	13	2	6	21
Net Income (Loss)	$ (968)	$ 6	$ 997	$ 35
Basic and Diluted (Loss) per Common Share	$ (63.97)			
Operating Income (Loss)	$ (897)	$ 8	$ 1,003	$ 114
Depreciation and Amortization	43	-	-	43
EBITDA (non-GAAP) [1]	$ (854)	$ 8	$ 1,003	$ 157
Operating Income (loss) margin [2]	-224.8%			28.5%
Impact of depreciation and amortization	10.8%			10.8%
EBITDA margin (non-GAAP) [1]	-214.0%			39.3%

Notes:

(1) EBITDA is a non-GAAP measure that represents earnings before interest, taxes, depreciation and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by operating revenue.

(2) Operating income (loss) margin is calculated by dividing operating income (loss) by operating revenue.

(3) Severance costs of $3 million are associated with headcount reductions. Other items includes a charge associated with a non-recurring vendor settlement.

(4) Includes a non-cash impairment charge associated with the write down of goodwill.

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SuperMedia Inc.
Consolidated Statements of Operations

Reconciliation from Reported (GAAP) to Adjusted (Non-GAAP)
Nine Months Ended September, 2011

(dollars in millions, except per share amounts)

Unaudited	9 Mos. Ended 9/30/11 Reported (GAAP)	Adjustments: Severance, Reorganization and Other Items[3]	Adjustments: Impairment Charge[4]	9 Mos. Ended 9/30/11 Adjusted (Non-GAAP)
Operating Revenue	$ 1,258	$ -	$ -	$ 1,258
Operating Expense				
Selling	334	-	-	334
Cost of sales (exclusive of depreciation and amortization)	312	-	-	312
General and administrative	166	(17)	-	149
Depreciation and amortization	131	-	-	131
Impairment charge	1,003	-	(1,003)	-
Total Operating Expense	1,946	(17)	(1,003)	926
Operating Income (Loss)	(688)	17	1,003	332
Interest expense, net	172	-	-	172
Income (Loss) Before Reorganization Items and Provision for Income Taxes	(860)	17	1,003	160
Reorganization items	1	(1)	-	-
Income (Loss) Before Provision for Income Taxes	(861)	18	1,003	160
Provision for income taxes	48	6	6	60
Net Income (Loss)	$ (909)	$ 12	$ 997	$ 100
Basic and Diluted (Loss) per Common Share	$ (60.15)			
Operating Income (Loss)	$ (688)	$ 17	$ 1,003	$ 332
Depreciation and Amortization	131	-	-	131
EBITDA (non-GAAP) [1]	$ (557)	$ 17	$ 1,003	$ 463
Operating income (loss) margin [2]	-54.7%			26.4%
Impact of depreciation and amortization	10.4%			10.4%
EBITDA margin (non-GAAP) [1]	-44.3%			36.8%

Notes:

[1] EBITDA is a non-GAAP measure that represents earnings before interest, taxes, depreciation and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by operating revenue.

[2] Operating income (loss) margin is calculated by dividing operating income (loss) by operating revenue.

[3] Severance costs of $12 million are associated with headcount reductions. Other items includes a charge associated with a non-recurring vendor settlement. Reorganization items of $1 million represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code.

[4] Includes a non-cash impairment charge associated with the write down of goodwill.

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